Exhibit 99.1

USHG Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing April 19, 2021

April 16, 2021

NEW YORK — (BUSINESS WIRE) — USHG Acquisition Corp. (the “Company”) announced that, commencing April 19, 2021, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and warrants included in the Units. The shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the ticker symbols “HUGS” and “HUGSW,” respectively. Those Units not separated will continue to trade on NYSE under the ticker symbol “HUGSU.”

The Units were initially offered by the Company in an underwritten offering. Goldman Sachs & Co. LLC and Piper Sandler & Co. acted as joint book-running managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on February 24, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT USHG ACQUISITION CORP.

USHG Acquisition Corp. is a blank check company sponsored by an affiliate of Union Square Hospitality Group, LLC and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. USHG Acquisition Corp. intends to focus its search for business combination targets on culture-driven businesses across a range of industries, including, but not limited to, technology, e-Commerce, food and beverage, health and retail and consumer goods, although it may pursue an acquisition in any business industry or sector.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Jetty-Jane Connor

Email: jconnor@ushg.com

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